Cytokinetics, Incorporated Christopher S. Keenan (Investors) Director, Investor Relations (650) 624-3000	Cytokinetics, Incorporated Scott R. Jordan (Media) Director, Corporate Development (650) 624-3000

CYTOKINETICS SECURES $75 MILLION COMMITTED EQUITY FINANCING FACILITY

South San Francisco, CA., October 15, 2007 - Cytokinetics, Incorporated (Nasdaq: CYTK) announced today that it has entered into a Committed Equity Financing Facility (CEFF) with Kingsbridge Capital Limited, a private investment group, in which Kingsbridge has committed to provide up to $75 million of capital during the next three years through the purchase of newly-issued shares of Cytokinetics’ common stock. Under the terms of the agreement, Cytokinetics will determine the exact timing and amount of any CEFF financings, subject to certain conditions. The CEFF allows Cytokinetics to raise capital, at its discretion, to support Cytokinetics’ corporate, research and development activities. Cytokinetics previously entered into a similar transaction with Kingsbridge in October 2005 and has drawn down all of the shares available under the 2005 CEFF.

“Cytokinetics is pleased to be continuing its relationship with Kingsbridge,” said Sharon Surrey-Barbari, Cytokinetics’ Senior Vice President and Chief Financial Officer. “Our previous CEFF allowed us to strategically access approximately $32 million in capital over the past two years. We continue to view the new CEFF as a secondary source of capital to that of more traditional capital market financings.”

Certain details of the CEFF are as follows:

•	Cytokinetics can access up to $75 million from Kingsbridge in exchange for newly-issued shares of Cytokinetics’ common stock. Cytokinetics may access the capital for up to three years after the Securities and Exchange Commission declares effective the registration statement to be filed by Cytokinetics covering the resale of the shares of common stock issuable in connection with the CEFF and the shares of common stock underlying the warrant discussed below.

•	Cytokinetics may access capital under the CEFF in tranches of up to the lesser of $15 million or 2.5% of Cytokinetics’ market capitalization at the time of the draw down of such tranche, subject to certain conditions. Each tranche will be issued and priced over an eight-day pricing period. Kingsbridge will purchase shares of common stock pursuant to the CEFF at discounts ranging from 6% to 10% depending on the average market price of the common stock during the eight-day pricing period, provided that the minimum acceptable purchase price for any shares to be issued to Kingsbridge during the eight-day period is determined by the higher of $2.00 or 85% of Cytokinetics’ common stock closing price the day before the commencement of each draw down.

•	Throughout the term of the agreement, Kingsbridge is restricted from engaging in any shorting transaction of Cytokinetics’ common stock.

•	Cytokinetics is not obligated to utilize any of the $75 million available under the CEFF and there are no minimum commitments or minimum use penalties. The CEFF agreement does not contain any restrictions on Cytokinetics’ operating activities, automatic pricing resets or minimum market volume restrictions.

•	The agreement does not prohibit Cytokinetics from conducting additional debt or equity financing, other than financings similar to the CEFF.

•	In connection with the CEFF, Cytokinetics issued a warrant to Kingsbridge to purchase up to 230,000 shares of common stock at an exercise price of $7.99 per share which represents a 130% premium over the average of the closing bid prices of Cytokinetics’ common stock during the 5 trading days preceding the signing of the agreement. The warrant will become exercisable after the six month anniversary of the date of the agreement. The warrant will remain exercisable, subject to certain exceptions, until three years after the date it becomes exercisable.

The securities issuable in connection with the CEFF and upon the exercise of the warrant issued to Kingsbridge have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration under the Securities Act of 1933 and applicable state securities laws or available exemptions from registration requirements. Cytokinetics has agreed to file a registration statement for the resale of the shares of common stock issuable in connection with the CEFF and the shares of common stock underlying the warrant within 60 days of the date of the agreement. This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

About Cytokinetics

Cytokinetics is a biopharmaceutical company focused on the discovery, development and commercialization of novel small molecule drugs that may address areas of significant unmet clinical needs.   Cytokinetics’ development efforts are directed to advancing multiple drug candidates through clinical trials to demonstrate proof-of-concept in humans, specifically in the areas of heart failure and cancer.  Cytokinetics’ cardiovascular disease program is focused to cardiac myosin, a motor protein essential to cardiac muscle contraction.  Cytokinetics’ lead compound from this program, CK-1827452, a novel small molecule cardiac myosin activator, entered Phase II clinical trials for the treatment of heart failure in 2007. Under a strategic alliance established in 2006, Cytokinetics and Amgen Inc. plan to conduct research with activators of cardiac myosin in order to identify potential treatments for patients with heart failure. Amgen has obtained an option for the joint development and commercialization of CK-1827452 exercisable during a defined period, the ending of which is dependent on Cytokinetics’ conduct of further clinical trials of CK-1827452. Cytokinetics’ cancer program is focused on mitotic kinesins, a family of motor proteins essential to cell division.  Under a strategic alliance established in 2001, Cytokinetics and GlaxoSmithKline (GSK) are conducting research and development activities focused on the potential treatment of cancer.  Cytokinetics is developing two novel drug candidates that have arisen from this program, ispinesib and SB-743921, each a novel inhibitor of kinesin spindle protein (KSP), a mitotic kinesin.  The company believes that ispinesib has demonstrated clinical activity in Phase II monotherapy clinical trials in breast cancer, ovarian cancer and non-small lung cancer and plans to conduct additional clinical trials with ispinesib. Cytokinetics is also conducting a Phase I/II trial of SB-743921 in non-Hodgkin’s lymphoma.   GSK has obtained an option for the joint development and commercialization of ispinesib and SB-743921, exercisable during a defined period.  Cytokinetics and GSK are conducting collaborative research activities directed to the mitotic kinesin centromere-associated protein E (CENP-E).  GSK-923295, a CENP-E inhibitor, is being developed under the strategic alliance by GSK, subject to Cytokinetics’ option to co-fund certain later-stage development activities and to co-promote the drug candidate in North America. GSK began a Phase I clinical trial with GSK-923295 in 2007.   All of these drug candidates have arisen from Cytokinetics’ research efforts and are directed towards the cytoskeleton.    The cytoskeleton is a complex biological infrastructure that plays a fundamental role within every human cell. Cytokinetics’ focus on the cytoskeleton enables it to develop novel and potentially safer and more effective classes of drugs directed at treatments for cancer and cardiovascular disease. Additional information about Cytokinetics can be obtained at www.cytokinetics.com.

This press release contains forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995 (the “Act”). Cytokinetics disclaims any intent or obligation to update these forward-looking statements, and claims the protection of the Safe Harbor for forward-looking statements contained in the Act. Examples of such statements include, but are not limited to, statements relating to the issuance of shares of Cytokinetics common stock under the CEFF; registration for resale of securities issued under, and in connection with, the CEFF; Cytokinetics’ and its partners’ planned research and development activities; the potential benefits of Cytokinetics’ drug candidates and potential drug candidates; and the enabling capabilities of Cytokinetics’ biological focus. Such statements are based on management’s current expectations, but actual results may differ materially due to various risks and uncertainties, including, but not limited to, those risks and uncertainties relating to Cytokinetics’ ability to timely file a registration statement permitting resale of securities to be issued by Cytokinetics under, and in connection with, the CEFF; Securities and Exchange Commission review of such registration statement and other regulatory review pertaining to Cytokinetics’ entry into the CEFF; potential difficulties or delays in the development, testing, regulatory approval, production and marketing of Cytokinetics’ drug candidates that could slow or prevent clinical development, product approval or market acceptance, including risks that current and past results of clinical trials or preclinical studies may not be indicative of future clinical trials results, patient enrollment for clinical trials may be difficult or delayed, Cytokinetics’ drug candidates may have unexpected adverse side effects or inadequate therapeutic efficacy, the U.S. Food and Drug Administration or foreign regulatory agencies may delay or limit Cytokinetics’ or its partners’ ability to conduct clinical trials, and Cytokinetics may be unable to obtain and maintain patent or trade secret protection for its intellectual property; potential decisions by GSK to postpone or discontinue development efforts for GSK-923295; Cytokinetics may incur unanticipated research and development and other costs or be unable to obtain additional financing if necessary; standards of care may change or others may introduce products or alternative therapies for the treatment of indications Cytokinetics’ drug candidates and potential drug candidates currently or potentially target; and risks and uncertainties relating to the timing and receipt of funds under Cytokinetics’ collaborations. For further information regarding these and other risks related to Cytokinetics’ business, investors should consult Cytokinetics’ filings with the Securities and Exchange Commission.

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